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                                                                     EXHIBIT 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Issued:  December 29, 1995                                                  CS-1

                               ACCELGRAPHICS, INC.

                               WARRANT TO PURCHASE
                                35,000 SHARES OF
                                  COMMON STOCK

         1.       Number and Price of Shares Subject to Warrant.

                  (a) Warrant Purchase Agreement. This Common Stock Warrant is executed and delivered by AccelGraphics, Inc., a California corporation (the "COMPANY") pursuant to that certain Warrant Purchase Agreement dated as of December 29, 1995 (the "AGREEMENT"), executed and delivered by the Company and Intel Corporation (the "PURCHASER"). All provisions of the Agreement applicable hereto are incorporated herein by reference.

                  (b) Term. Subject to the terms and conditions herein set forth, at Purchaser's option, the Purchaser is entitled to purchase from the Company at any time after the date of this Warrant and on or before the earlier of (i) December 29, 1998, or (ii) the closing of a transaction or series of transactions involving the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which shareholders of the Company immediately prior to such acquisition possess a minority of the voting power of the surviving entity immediately following such acquisition (a "MERGER"), or (iii) the closing of the initial public offering of the Company's Common Stock registered under the Securities Act of 1933, as amended (the "1933 ACT"), up to 35,000 shares (which number of shares is subject to adjustment as described below) of fully paid and nonassessable Common Stock of the Company.

                  (c) Warrant Price. Subject to adjustment as hereinafter provided, the purchase price of one share of Common Stock shall be equal to $2.25 per share. The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "WARRANT PRICE."
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         2. Adjustment of Warrant Price and Number of Shares. The number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) Adjustment for Dividends in Stock or Other Securities or Property. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this Section 2.

                  (b) Adjustment for Reclassification, Reorganization or Merger. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a) and (c) of this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

                  (c) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.


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         3. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise.

         4. No Shareholder Rights. This Warrant represents only the right to purchase shares of Common Stock of the Company and shall not otherwise entitle its holder to any of the rights of a shareholder of the Company unless and until it is exercised in accordance with the terms hereof.

         5. Exercise of Warrant.

                  (a) Method of Exercise. This Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant at the principal office of the Company, accompanied by the completed and executed Notice of Exercise (attached hereto as Exhibit A) and payment of the Warrant Price. The Warrant Price may be paid (i) by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares of Common Stock then being purchased, (ii) by cancellation of any present or future indebtedness from the Company to the holder hereof in an amount equal to the then applicable Warrant Price per share multiplied by the number of shares of Common Stock then being purchased, or (iii) pursuant to the net exercise provisions set forth in Section 5(b) below. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date and in any event within five (5) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above, and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the shares of Common Stock, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the holder hereof.

                  (b) Net Issue Exercise.

                           (i) In lieu of exercising this Warrant in the manner
provided above in Section 5(a), the holder hereof may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Exercise (attached hereto as Exhibit A) in which event the Company shall issue to holder a number of shares of the Company's Common Stock computed using the following formula:

                                    X = Y (A - B)
                                        ---------
                                             A

Where:      X =    The number of shares of Common Stock to be issued to holder.


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                           Y = The number of shares of Common Stock purchasable
                           under this Warrant (at the date of such calculation).

                           A = The Fair Market Value (as defined below) of one share of the Company's Common Stock (at the date of such calculation).

                           B = The Warrant Price (as adjusted to the date of such calculation).

                           (ii) For purposes of this Section 5(b), the term
"FAIR MARKET VALUE" means the value of the Company's Common Stock on the pertinent date, determined as follows:

                                    (a) If the Common Stock of the Company is
traded on a stock exchange on such date, then the Fair Market Value will be equal to the average of the closing price reported by the applicable composite-transactions report for the 20 trading days prior to such date;

                                    (b) If the Common Stock of the Company is
traded on the Nasdaq National Market, then the Fair Market Value will be equal to the average of the last-transaction price quoted by the Nasdaq National Market for the 20 trading days prior to such date;

                                    (c) If the exercise of this Warrant is to be
effective as of the closing of the Company's initial public offering of its Common Stock pursuant to a registration statement filed pursuant to the 1933 Act, then the Fair Market Value will be equal to the "price to public" specified for such stock in the final prospectus for such public offering;

                                    (d) If the exercise of this Warrant is to be
effective as of the closing of a Merger, then the Fair Market Value will be an amount consistent with the value of the Common Stock implied by such transaction or transactions; and

                                    (e) If none of the foregoing provisions is
applicable, then the Fair Market Value will be determined by the Board of Directors of the Company in good faith on such basis as it deems appropriate.

         6. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

         7. Transfer of Warrant. This Warrant may not be transferred by the Purchaser without the written consent of the Company.


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         8. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Registration Rights. The Purchaser shall have the registration rights contained in the Amended and Restated Rights Agreement dated June 20, 1995 between the Company and certain shareholders of the Company, as set forth on Exhibit A thereto.

         10. Miscellaneous. This Warrant shall be governed by the laws of the State of California. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. This Warrant may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

         11. Attorney's Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         12. Notice. The Company shall give Purchaser written notice of any sale, merger, consolidation or public offering referred to in Section 1(b) or any cash dividend declared on the Company's Common Stock at least twenty (20) days prior to the closing of any such sale, merger, consolidation or public offering or the record date fixed for the determination of shareholders eligible for such dividend and shall deliver a copy of the preliminary prospectus with respect to any such public offering to Purchaser promptly after it becomes available.

         This Common Stock Warrant is issued as of the 29th day of December, 1995.

                             ACCELGRAPHICS, INC.

                                      By:      /s/ Nancy E. Bush
                                               ______________________________
                                               Nancy E. Bush, Chief Financial
                                               Officer and Vice President,
                                               Operations


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                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:      Secretary of AccelGraphics, Inc.

         The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___) hereby irrevocably elects to purchase ________ shares of the Common Stock of AccelGraphics, Inc. covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

         \ \      a check for $_______ in lawful money of the United States;

         \ \ cancellation of $________ of indebtedness from the Company to the undersigned; or

         \ \ the cancellation of such portion of the attached Warrant as is exercisable for a total of ________ Warrant Shares (using a Fair Market Value of $_________ per share for purposes of this calculation).

Date:_________________                             Signature:_____________

                                                     Address:_____________

                                                             _____________

                                                             _____________